Exhibit 10.1

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into on September 26, 2022, by and among SWK HOLDINGS CORPORATION, a Delaware corporation (“Holdings”), SWK FUNDING LLC, a Delaware limited liability company (“SWK”, and together with Holdings and each other Person party hereto as a borrower from time to time, collectively, “Borrowers” and each a “Borrower”), the financial institutions party to the Loan Agreement (as defined below) as “Lenders” (“Lenders”), and CADENCE BANK, a Mississippi bank and successor by merger to Cadence Bank, N.A., a national banking association and successor by merger to State Bank and Trust Company, a Georgia banking corporation, as agent for Lenders (in such capacity, “Agent”).

Recitals:

Agent, Lenders, and Borrowers are parties to a certain Loan and Security Agreement dated June 29, 2018 (as at any time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), pursuant to which Agent and Lenders have and may from time to time make loans and other financial accommodations to Borrowers.

Borrowers, Agent and Lenders desire to amend the Loan Agreement on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1) Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

2) Amendments to Loan Agreement. Subject to satisfaction of the Conditions Precedent (as defined below), the Loan Agreement is hereby amended as follows:

(a)                 By deleting the definition of “Revolver Termination Date” in Section 1.1 of the Loan Agreement and substituting in lieu thereof the following:

“Revolver Termination Date” means November 29, 2022.

(b)                By deleting clause (m) of Section 10.1 of the Loan Agreement and substituting in lieu thereof the following:

(m)       A Change of Control occurs; or Winston Black or Jody Staggs ceases to be the Chief Executive Officer of Holdings for any reason (unless replaced by an individual satisfactory to Agent within ninety (90) days after the date on which he or she ceases to hold such position); or any event occurs or condition exists that has a Material Adverse Effect;

3) Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents, and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

4) Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that each of the Loan Documents executed by such Borrower creates legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally; that all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby knowingly and voluntarily waived by each Borrower); that the Liens granted by each Borrower in favor of Agent are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens; and that the unpaid principal amount of the Revolver Loans as of the opening of business on September 23, 2022, totaled $-0-.

5) Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; that the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate or limited liability company action, as applicable, on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and that all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on the date hereof (except for representations and warranties that expressly relate to an earlier date).

6) Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

7) Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

8) Conditions Precedent. The effectiveness of the amendment contained in Section 2 hereof is subject to the satisfaction of each of the following conditions precedent (collectively, the “Conditions Precedent”), in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent:

(a)       Agent shall have received counterparts of each of the following, duly executed by each Person party thereto:

(i)       this Amendment;

(ii)       a Confirmation and Reaffirmation, in the form attached to this Amendment;

(iii)       a Secretary’s Certificate of Resolutions of the Board of Directors of Holdings, in the form attached to this Amendment; and

(iv)       Secretary’s Certificates of Resolutions of the Board of Managers of each Guarantor, in the form attached to this Amendment.

(b)       Borrowers shall have paid all fees and expenses required to be paid on the date hereof pursuant to Section 9 hereof.

9) Amendment Fee; Expenses of Agent. In consideration of Agent’s and Lenders’ willingness to enter into this Amendment, Borrowers jointly and severally agree to pay to Agent, for the benefit of Lenders, an amendment fee in the amount of $8,000 in immediately available funds on the date hereof. Borrowers hereby request that Lenders make a Revolver Loan to be applied in direct payment of such fee. In addition, Borrowers jointly and severally agree to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agent’s legal counsel and any taxes, filing fees and other expenses associated with or incurred in connection with the execution, delivery or filing of any instrument or agreement referred to herein or contemplated hereby. Borrowers acknowledge and agree that Agent and the Lenders may, at any time or from time to time in its discretion and without any prior demand on or further authorization by Borrower, make one or more Revolver Loans to Borrowers under the Loan Agreement, or apply the proceeds of any Revolver Loan, for the purpose of paying any of the fees, disbursements, costs or expenses described in this section.

10) Release of Claims. To induce Agent and Lenders to enter into this Amendment, each Borrower (each Borrower being referred to herein as a “Releasor”) hereby releases, acquits and forever discharges Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Releasor now has or ever had against Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each Releasor represents and warrants to Agent and Lenders that such Releasor has not transferred or assigned to any Person any claim that such Releasor ever had or claimed to have against Agent or any Lender.

11) Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Agent in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

12) No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

13) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14) Further Assurances. Each Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

15) Miscellaneous. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto. This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.

16) Waiver of Jury Trial. To the fullest extent permitted by applicable law, each party hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal, and delivered by their respective duly authorized officers on the date first written above.

ATTEST: By: /s/ DAVID EARHART David Earhart, Secretary [SEAL]	BORROWERS: SWK HOLDINGS CORPORATION By: /s/ WINSTON BLACK, III Name: Winston Black, III Title: Chief Executive Officer
ATTEST: David Earhart, Secretary of SWK Holdings Corporation, the sole manager of SWK Funding LLC [SEAL]	SWK FUNDING LLC By: SWK HOLDINGS CORPORATION, its sole manager By: /s/ WINSTON BLACK, III Name: Winston Black, III Title: Chief Executive Officer

[Signatures continue on the following page.]

AGENT AND LENDERS:

CADENCE BANK, as successor by merger to
CADENCE BANK, N.A., as successor by merger to

STATE BANK AND TRUST COMPANY,

as Agent and a Lender

By: /s/ B. EARL GARRIS

Name: B. Earl Garris

Title: Vice President